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                         SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

                                     FORM 8-A/A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                SUNRISE MEDICAL INC.
                                --------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                                 95-3836867
               -----------                              -------------
 (State of incorporation or organization)  (I.R.S. Employer Identification No.)

2382 Faraday Avenue, Suite 200, Carlsbad, CA                 92008
-----------------------------------------------            -----------
(Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    each class is to be registered
-------------------                    ------------------------------

Common Stock Purchase Rights               New York Stock Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                        None
                                   (Title of Class)

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Item 1.        Description of Registrant's Securities to be Registered.

     On February 9, 1999 Sunrise Medical Inc. (the "Company") executed the First Amendment to Rights Agreement (the "First Amendment"), which amended in certain respects the Amended and Restated Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., dated as of May 16, 1997 (the "Amended and Restated Rights Agreement").

     The First Amendment, among other things, eliminates provisions in the Amended and Restated Rights Agreement that would have required certain actions to be taken only by "Interested Directors." Except as modified above, Item 1 of the Registrant's Form 8-A filed June 29, 1992, as previously amended, is incorporated herein by reference. A copy of the First Amendment has been filed as an exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 1999 and is incorporated herein by reference. The foregoing discussion is qualified in its entirety by reference to the First Amendment and the Amended and Restated Rights Agreement.

Item 2.        Exhibits.


     4.1 First Amendment to Rights Agreement, dated as of February 9, 1999, between Sunrise Medical Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.(1)


----------------

(1) Incorporated by reference from the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 1999.


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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SUNRISE MEDICAL INC.



                                   By:  /s/ Steven A. Jaye
                                        --------------------------------
                                        Steven A. Jaye,
                                        Senior Vice President, General
                                        Counsel and Secretary